UPS CoreNotes by United Parcel Service

Filed Under Rule 424(b)(2), Registration Statement No. 333-147737

Pricing Supplement No. 1

(To: Prospectus Dated November 30, 2007, as supplemented by Prospectus Supplement

Dated May 30, 2008)

The date of this Pricing Supplement is June 6, 2008

Offer date:	2-Jun-08
Cut off:	6-Jun-08	11:00 am ET
Trade date:	6-Jun-08
Settlement Date:	11-Jun-08

Ratings:	Aa2/AA-	Senior Debt

Interest Rate Per Annum(1)	Structure	Maturity	Call Date*	Settlement Date	Frequency	1st Payment Date	Public Price(2)	Purchasing Agent’s(2)	UPS Proceeds	Survivor’s Option	CUSIP	Aggregate Principal Amount	Proceeds to UPS
4.150%	4 1/2NC1	12/17/2012	6/15/2009	6/11/2008	Semi-Annual	12/15/2008	100.00	0.750%	99.2500	Yes	91131UJT2	$6,394,000.00	$6,346,045.00

* Callable at par, in whole, on each coupon date on or after the Call Date with not less than 30 calendar days’ prior notice

* Coupon pays according to stated payment frequency; 30/360; unadjusted

(1)	The interest rates on the UPS CoreNotes may be changed by United Parcel Service, Inc. from time to time, but any such change will not affect the interest rate on any UPS CoreNotes offered prior to the effective date of the change.

(2)	Expressed as a percentage of aggregate principal amount.

Note: Merrill Lynch & Co. acted as principal on this transaction.

Merrill Lynch Sales Desk - (212) 449-5107

Rick Perretti, Gary Kobes, Adam Genther and Vincent Tarantola